SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of Report (Date of earliest event reported) December 11, 2014

PacWest Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Delaware	00-30747	33-0885320
(State of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

10250 Constellation Blvd., Suite 1640
Los Angles, California 90067

(Address of principal executive offices)

(310) 286-1144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

Amendment to Executive Severance Pay Plan

On December 11, 2014, the board of directors (the “Board”) of PacWest Bancorp (the “Company”) approved an amendment (the “Severance Plan Amendment”) to the PacWest Bancorp Executive Severance Pay Plan, as amended and restated effective December 15, 2008 (the “Severance Plan”) to eliminate the provisions of the Severance Plan providing for gross up of excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) and to provide for cutback of amounts payable under the Severance Plan to an amount that does not exceed the safe harbor amount under Section 280G of the Code, effective as of the dates provided in the Severance Plan Amendment.

Amendment to Stock Incentive Plan

On December 11, 2014, the Board approved an amendment (the “Stock Incentive Plan Amendment”) to the PacWest Bancorp Stock Incentive Plan, as amended and restated effective January 13, 2014 (the “Stock Incentive Plan”). Pursuant to the Stock Incentive Plan Amendment, awards granted on or after December 11, 2014 shall be subject to “double-trigger” vesting, meaning that, in the event of a Change in Control (as such term is defined in the Stock Incentive Plan) and in the event an employee’s employment is terminated by the Company without Cause or by the employee for Good Reason (as each such term is defined in the Stock Incentive Plan) within 24 months after the Change in Control, such awards will vest, unless otherwise determined by the Compensation, Nominating and Governance Committee of the board of directors of the Company (the “Committee”).

Adoption of Clawback Policy

On December 11, 2014, the Board approved the PacWest Bancorp Clawback Policy (the “Clawback Policy”) which covers current and former executive officers of the Company and any other employee of the Company designated by the Committee. The Clawback Policy provides for the repayment, recoupment and forfeiture of certain incentive-based compensation awards and payments under certain circumstances as determined by the Committee in the event of (i) a restatement of all or a portion of the Company’s financial statements or (ii) a financial statement, performance goal or metric that was materially inaccurate.

Ownership Guidelines

On December 11, 2014, the Board approved the Executive Stock Ownership Guidelines (the “Ownership Guidelines”). The Ownership Guidelines require ownership of shares of common stock having a value equal to five times base salary in the case of the Company’s Chief Executive Officer (the “CEO”) and three times base salary in the case of the Company’s other officers who are direct reports to the CEO. Under the Ownership Guidelines, affected officers will be expected to meet the applicable ownership threshold within five years of the later of December 11, 2014 or the date of their appointment to the applicable position.

Copies of the Severance Plan Amendment, the Stock Incentive Plan Amendment, the Clawback Policy and the Ownership Guidelines are filed as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                                                                 Exhibits.

Exhibit No.	Description

10.1	Amendment to PacWest Bancorp Executive Severance Pay Plan, dated as of December 11, 2014.
10.2	Amendment to PacWest Bancorp Stock Incentive Plan, dated as of December 11, 2014.
10.3	PacWest Bancorp Clawback Policy, dated December 11, 2014.
10.4	Executive Stock Ownership Guidelines, dated December 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

By:	/s/ KORI L. OGROSKY

	Name:	Kori L. Ogrosky
	Title:	Authorized Signatory

Date: December 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to PacWest Bancorp Executive Severance Pay Plan, dated as of December 11, 2014.
10.2	Amendment to PacWest Bancorp Stock Incentive Plan, dated as of December 11, 2014.
10.3	PacWest Bancorp Clawback Policy, dated December 11, 2014.
10.4	Executive Stock Ownership Guidelines, dated December 11, 2014.